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                                                                Exhibit 5.1

                                  May 10, 1996

The UniMark Group, Inc.
P.O. Box 229
Argyle, Texas 76226

RE: Registration Statement on Form S-1

Gentlemen:

        We have acted as counsel to The UniMark Group, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,300,000 shares (the "Shares") of common stock $.01 par value (the "Common Stock") of the Company to be offered to the public by the Company.

        A registration statement on Form S-1 (SEC File No. 333-    ) is being
filed with the Securities and Exchange Commission on May 10, 1996 (the "Registration Statement"). In connection with rendering this opinion we have examined executed copies of the Registration Statement. We have also examined and relied upon the original, or copies certified to our satisfaction, of (i) the Articles of Incorporation, as amended, and the Bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and related matters, and (iii) such other agreements and instruments relating to the Company as we deemed necessary or appropriate for the purposes of the opinion expressed herein. In rendering such opinion, we have made such further investigation and inquiries relevant to the transactions contemplated by the Registration Statement as we have deemed necessary to the opinion expressed herein, and have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge. Furthermore, in rendering our opinion, we have assumed that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as original are accurate and

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The UniMark Group, Inc.
May 10, 1996
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complete, and that all documents submitted to us copies are true, correct and complete copies of the originals thereof.

        In issuing the opinion hereinafter expressed, we do not purport to be experts in the laws of any jurisdiction other than the State of Texas and the United States of America.

        Based upon the foregoing we are of the opinion that the Shares to be issued by the Company in the Offering as described in the Registration Statement have been duly and validly authorized for issuance and sale and the Shares, when issued by the Company, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Consent is also given to the references to this firm under the Caption "Legal Matters" in the prospectus included in the Registration Statement as having passed upon certain legal matters in connection with the Shares. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                        Sincerely,

                                        JORDAAN, HOWARD & PENNINGTON, PLLC


                                        By:_______________________________
                                                 Jakes Jordaan